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                                  EXHIBIT 16.2

                        [DELOITTE & TOUCHE LLP LETTERHEAD]


August 7, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the comments in Item 4 of Form 8-K of Aspec Technology, Inc. dated August 7, 1998 and, except for the statements contained in paragraphs (a)(iii) and (b), which we have no basis to agree or disagree with, we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP